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                                                                    EXHIBIT 3.3


                                     BYLAWS

                                       OF

                        NEW GULFMARK INTERNATIONAL, INC.


                       ARTICLE I:  STOCKHOLDERS' MEETINGS

         Section 1.  Place of Meetings.

         Meetings of the stockholders shall be held at such place as the Board of Directors shall determine and shall be designated in the notice of said meeting.

         Section 2.  Annual Meeting.

         The annual meeting of the stockholders for the election of Directors, the receiving of reports and the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as the Board of Directors determines.

         Section 3.  Special Meetings.

         Special meetings of the stockholders for any purpose may be called only by the Chairman of the Board of Directors, and shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the Board of Directors, upon not fewer than 10 nor more than 60 days' written notice. Any such resolution shall be sent to the Chairman of the Board of Directors and the Secretary of the Corporation and shall state the purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock as filed pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"). Business transacted at any special meeting is limited to the purposes stated in the notice.

         Section 4.  Inspectors.

         The Board of Directors shall appoint inspectors of election to act as judges of the voting and to determine those entitled to vote at any stockholders' meeting, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointment or if an appointee fails to serve, the presiding officer of the stockholders' meeting may appoint substitute inspectors.





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         Section 5.  Quorum and Adjournments.

         Except as otherwise provided in a Preferred Stock Designation or by law, the holders of stock of record entitled to exercise not less than a majority of the voting power of the Corporation present in person or by proxy shall constitute a quorum for the transaction of business thereat. If, however, such majority shall not be present in person or by proxy, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time and from place to place without notice, other than an announcement at the meeting of the time and place of the adjourned meeting, until the requisite amount of voting power shall be present or the meeting has been adjourned permanently. At such adjourned meeting, at which the requisite amount of voting power shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

         Section 6.  Voting.

         At every meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by a legally sufficient instrument. The vote for Directors, the vote upon any questions set forth in the Proxy Statement for the meeting and the vote upon any other action of business at the discretion of the presiding officer of the stockholders' meeting shall be by written ballot. The vote upon any other question before the meeting shall be by written ballot upon the demand of stockholders voting at least 15 percent of the shares represented at the meeting. All questions, except election or removal of Directors or as otherwise provided in these Bylaws, the Certificate of Incorporation, a Preferred Stock Designation or the laws of the State of Delaware, shall be decided by a majority vote of those shares present and voting, and, with respect to any election or question to be decided by any class of stock voting as a class, by a majority vote of those shares present or represented and voting of that class.

         Section 7.  Order of Business.

         Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the stockholders' meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any stockholders' meeting based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any stockholders' meeting.





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                        ARTICLE II:  BOARD OF DIRECTORS

         Section 1.  Number, Qualification, Election and Terms.

         Except as otherwise fixed by or pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than 3 nor more than 15 persons.

         Section 2.  Newly Created Directorships and Vacancies.

         Except as otherwise fixed by or provided for or pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director.

         Section 3.  Removal.

         Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 4.  Resignation.

         Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary, to be effective upon its acceptance by the Board or at the time specified in such writing.

         Section 5.  Responsibilities and Powers.

         The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.





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         Section 6.  Organization Meeting.

         Immediately after the adjournment of the annual meeting of the stockholders each year, or special meeting held in lieu thereof, the Directors elected thereat shall, without notice, convene the annual meeting of Directors for the organization of the Board of Directors, the election of officers and members of committees and the transaction of any other business which may properly come before the meeting. If a quorum of the Board of Directors shall not be present, the Chairman shall call a meeting for such purposes as promptly as is practicable. Except as otherwise provided in this Bylaw, Directors may hold their regular and special meetings at such times and places and have one or more offices and keep the books of the Corporation at such places as the Board of Directors determines.

         Section 7.  Notices.

         No notice of regular meetings of the Board of Directors need to be given. Special meetings of the Board of Directors may be called by the Chairman or the President of the Corporation upon notice to each Director, given either in person or by mail, telephone, facsimile, or any similar medium of communication; provided, however, that such notice shall be deemed to have been waived by the Directors attending or voting at any such meeting, without protesting the lack of proper notice, and may be waived in writing or by facsimile or any similar medium of communication by any Director either before or after such meeting. Special meetings shall be called by the Chairman, the President or the Secretary on like notice, on the written request of three Directors. A minimum of 24 hours' notice of special meetings shall be given to each Director. Unless otherwise indicated in the notice thereof, any business may be transacted at any such special meeting.

         Section 8.  Quorum.

         Subject to Section 2 of this ARTICLE II, at all meetings of Directors a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business and, except for the designation of committees (as provided in Section 9 of this ARTICLE II) and the removal of executive officers (as provided in Section 2 of ARTICLE III), the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present, a majority of the Directors present may adjourn the meeting without notice other than announcements until a quorum shall attend.

         Section 9.  Committees of the Board of Directors.

         The Board of Directors, by resolution passed by a majority of the Board of Directors, may designate one or more committees. No committee shall consist of less than three Directors. The Board of Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee. Except as otherwise provided by statute, a committee shall have and exercise the powers of the Board of Directors in the direction of the management of the business and affairs





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of the Corporation to the extent provided in the enabling resolution.  Each committee shall have such name as may be determined by the Board of Directors. Except as may be otherwise provided in a resolution or resolutions duly adopted by the Board of Directors, a majority of the members of a committee shall constitute a quorum and a majority vote of the members at a meeting at which a quorum is present shall be the act of the committee. A committee shall keep minutes of its proceedings and shall report its proceedings to the Board of Directors when required or when requested by a Director to do so.

         Section 10.  Compensation.

         The Board of Directors may establish such compensation for, and reimbursement of the expenses of, Directors for attendance at meetings of the Board of Directors or committees, or for other services by Directors to the Corporation, as the Board of Directors may determine. Such compensation may be in addition to that received by any Director or any member of a committee as an officer or employee or agent of the Corporation.

         Section 11.  Action Without Meeting or By Use of Conference Telephone.

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors, or any committee designated by the Board, may participate in any meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in this manner shall constitute presence in person at the meeting.


                             ARTICLE III:  OFFICER

         Section 1.  Executive Officers.

         At the annual meeting of the Board of Directors each year, the Board of Directors may elect the following executive officers: Chairman; one or more Vice Chairmen; President; one or more Vice Presidents; Treasurer, Secretary; and Controller. The executive officers shall have the duties, responsibilities and authorities as are reflected in these Bylaws or in resolutions of the Board of Directors, but at all times the actions of the executive officers shall be subject to the review, delegation, redetermination, direction and control of the Board of Directors. Any number of executive offices may be held by the same person, but in any case where the action of more than one officer is required, no one person shall act in more than one capacity. The Chairman, the Vice Chairman or Vice Chairmen, and the President shall be members of the Board of Directors. The other officers may, but need not be, elected from among the Directors. At any meeting the





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Board of Directors may elect additional executive officers, fill vacancies and, by vote of a majority of the Board of Directors, remove any executive officer.

         Section 2.  Tenure of Office.

         An executive officer shall hold office until the executive officer retires, resigns, or is removed by majority vote of the Board of Directors. Unless otherwise provided for in the Certificate of Incorporation or in these Bylaws or in any severance or employment agreement or agreements, the majority vote of the Board of Directors may remove any executive officer at any time with or without cause. Any officer may resign at any time by giving written notice of his resignation to the President or to the Secretary.

         Section 3.  Other Officers and Agents.

         The Chairman may appoint such Assistant Secretaries, Assistant Treasurers and Assistant Controllers and other officers and agents as the Chairman shall deem necessary or proper in the conduct of the affairs of the Corporation with such designations, titles, seniority, duties and responsibilities as the Chairman shall deem advisable. All officers and agents appointed by the Chairman shall perform their duties under the direction of the Chairman and shall receive compensation as from time to time shall be fixed by the Chairman and shall hold their offices at the pleasure of the Chairman.

         Section 4.  Chairman of the Board.

         The Chairman shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall have such other duties and responsibilities as may be assigned to him by the Board of Directors. The Chairman may delegate to any qualified person the chairmanship of any meeting of the stockholders, either on a temporary or a permanent basis.

         Section 5.  Vice Chairmen.

         The Vice Chairman or Vice Chairmen shall assist the Chairman and perform such duties and have such authority and responsibilities as shall be assigned to or required of him or them from time to time by the Chairman or by the Board of Directors.

         Section 6.  President.

         The President shall have overall responsibility for the management of the business and affairs of the Corporation. The President shall be the senior officer of the Corporation. The President shall report to and be under the supervision of the Board of Directors. In case of the inability or failure of the Chairman to perform the duties outlined in Section 4 of this ARTICLE III, the President shall perform the duties of the Chairman unless otherwise determined by the Board of Directors. The President and Chairman may be the same person.





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         Section 7.  Vice Presidents.

         Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required of him from time to time by the Board of Directors, any committees of the Board of Directors, the Chairman or the President.

         Section 8.  Secretary and Assistant Secretaries.

         The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings of the meetings of the stockholders and the Board of Directors. The Secretary shall perform like duties for the standing committees of the Board of Directors when requested by the Board of Directors, the Chairman or the President. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and meetings of the Board of Directors and shall perform such duties as may be prescribed to him by the Chairman or the President.

         Assistant Secretaries, in order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary.

         Section 9.  Treasurer and Assistant Treasurers.

         The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Chairman or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors, the Chairman and the President, as and when required by them, or any of them, an account of all transactions as Treasurer.

         Assistant Treasurers, in order of their seniority, shall assist the Treasurer and, if the Treasurer is unavailable or fails to act, perform the duties and exercise the authorities of the Treasurer.

         Section 10.  Controller and Assistant Controllers.

         The Controller shall be the chief accounting officer of the Corporation. The Controller shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in accordance with accepted accounting methods and procedures. The Controller shall initiate periodic audits of the accounting records, methods and systems of the Corporation. The Controller shall render to the Board of Directors, the Chairman and the President, as and when required by them, or any of them, a statement of the financial condition of the Corporation.





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         Assistant Controllers, in order of their seniority, shall assist the
Controller and, if the Controller is unavailable or fails to act, perform the duties and exercise the authorities of the Controller.

         Section 11.  Compensation.

         The Board of Directors is authorized to determine, or to provide the method of determining, or to empower a special committee of its members to determine, the compensation of all officers.

         Section 12.  Bond.

         If required by the Board of Directors, any and every officer or agent shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 13.  Action with Respect to Securities of Other Corporations.

         Unless otherwise directed by the Board of Directors, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation.

                           ARTICLE IV.  STOCK RECORDS

         Section 1.  Form of Certificates.

         The certificates representing stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and may be mechanically signed with a facsimile of the signature of the Chairman, the President or a Vice President, and a facsimile of the signature of the Secretary or Assistant Secretary, and, when so signed, shall also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon shall have ceased to be such officer at the time the certificates are issued and delivered.





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         Section 2.  Classes of Stock.

         The designations, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, shall be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock, or in lieu thereof, such certificates shall set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

         Section 3.  Transfers.

         Subject to restrictions on the transfer of stock, the Corporation shall make transfers of stock on its books upon surrender of the certificate for the shares to the Corporation or its duly appointed transfer agent duly endorsed by the stockholder named in the certificate or his duly authorized attorney.

         Section 4.  Lost Certificates.

         An executive officer may direct a new certificate to be issued in place of certificates previously issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance thereof, the officer may require the claimant to advertise the alleged loss, theft or destruction in such manner as the officer may require and to give the Corporation a bond in such sum as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.


                              ARTICLE V.  GENERAL

         Section 1.  Corporate Seal.

         The seal of the Corporation shall be circular in form with the name of the Corporation and the words "Corporate Seal, Delaware" stamped across the center. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed thereon.

         Section 2.  Fiscal Year.

         The fiscal year of the Corporation shall be the calendar year, except as otherwise determined from time to time by the Board of Directors.





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         Section 3.  Annual Statement.

         The Board of Directors shall cause an independent public accountant, selected from time to time by the Board of Directors, to examine in accordance with generally accepted auditing standards, prior to the annual meeting of the stockholders in each year commencing with the annual meeting to be held in 1997, the books and records of the Corporation and the financial statements for the preceding fiscal year. Such statements shall set forth the financial position of the Corporation as of the close of, and the results of operations of the Corporation for, the preceding fiscal year, and the Board of Directors shall cause such accountant or firm of accountants to render to the Board of Directors its opinion with respect thereto. The Board of Directors shall cause copies of the financial statements together with the opinion to be sent to all stockholders entitled to vote at the annual meeting in the year succeeding the year to which the financial statements apply and to be available to stockholders attending the annual meeting.

         Section 4.  Amendments.

         Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended or repealed at any regular meeting of the stockholders or at any special meeting thereof duly called for that purpose by a majority vote of the shares represented and entitled to vote at such meeting provided that in the notice of such special meeting notice of such purpose shall be given.

         Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend or repeal these Bylaws, or adopt such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.


Effective Date: December 5, 1996





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